CBS INC.
                   THE TISCH DEFERRED COMPENSATION PLAN

1.   PURPOSE OF PLAN
     CBS Inc. hereby establishes a Deferred Compensation Plan
(the "Plan") for the benefit of Mr. Laurence Tisch as a means of deferring a portion of current compensation to accumulate resources for retirement.

2.   ELIGIBILITY
     Participation in this Plan is limited to Mr. Tisch.

3.   PLAN ADMINISTRATION
     (i). Plan Administrative Committee. This Plan shall be administered by the Administrative Committee (the "Committee"). The Committee shall consist of at least three members, who shall be appointed by the Compensation Committee of the Board of Directors of CBS, to serve until their successors are appointed and qualified. The Committee shall act by affirmative vote of a majority of its members at a meeting or in writing without a meeting. The Committee shall appoint a secretary who may be, but need not be, one of its own members. The secretary shall keep complete records of the administration of the Plan. The Committee may authorize each and any one of its members to perform routine acts and to sign documents on its behalf.

     (ii). Plan Administration. The Committee may appoint such persons or establish such subcommittees, employ such attorneys, agents, accountants, or investment advisors as necessary or desirable to advise or assist it in the performance of its duties hereunder, and the Committee may rely upon their respective written opinions or certifications.

Administration of the Plan shall consist of interpreting and carrying out the provisions of the Plan. The Committee shall determine the Participant's rights in the Plan and the nature and amount of benefits to be received therefrom. The Committee shall decide any disputes which may arise under the Plan. The Committee may provide rules and regulations for the administration of the Plan consistent with its terms and provisions. Any construction or interpretation of the Plan and any determination of fact in administering the Plan made in good faith by the Committee shall be final and conclusive for all Plan purposes.

4.  DEFERRAL AND PAYMENT OF COMPENSATION
     (i). Deferral Amount. Amounts to be deferred under the Plan shall be mandatory. For any year in which the employee is a Participant, his deferral shall consist of all cash remuneration from CBS payable to such Participant to the extent that his total compensation from CBS, regardless of source or type, otherwise taxable to that individual during the current calendar year for
Federal purposes and deemed to be "applicable employee remuneration" for purposes of Section 162(m) of the Code shall exceed $1,000,000 in the aggregate. To the extent deemed necessary by the Committee in order to ensure that the mandatory deferral requirement of the Plan is complied with, amounts of cash remuneration otherwise payable to the Participant may be withheld until any uncertainty as to the timing of such Participant's reaching the $1,000,000 limitation has been resolved.
     (ii).  Deferral Period and Form and Timing of Payment
          (a) All amounts deferred under this Plan, including investment returns, shall be payable to the Participant in a single sum on the first business day of the year following the year of such individual's termination of employment with CBS, for any reason.
          (b) Notwithstanding any provisions of this Plan to the contrary, upon the termination of employment of the Participant for any reason during a two-year period commencing with the occurrence of a Change of Control, as defined for purposes of
Section 11 of this Plan, all amounts deferred under this Plan, including investment returns, credited with respect to the Participant, shall be distributable to the Participant in a single sum on the next business day following such termination.

5.   DEFERRED ACCOUNTS AND INVESTMENT RETURNS ON AMOUNTS IN
     DEFERRED ACCOUNTS
     A deferred compensation account ("Deferred Account") will be established on a bookkeeping-only basis on behalf of the Participant, and the amount of deferred compensation will be credited to the Participant's Deferred Account as of the first of the month coincident with or next following the month in which a deferral becomes effective. The Participant's Deferred Account will be credited monthly with a "rate of return" on the total deferred amount accrued as of the first of the month coincident with or next following the date deferred compensation is credited to the Participant's Deferred Account. Such "rate of return" shall be based upon a money market fund.

The Participant's Deferred Account shall be credited monthly with the "rate of return" until the amount in the Participant's Deferred Account is distributed to the Participant on the distribution date(s) determined pursuant to Section 4(ii) hereof. The Participant shall receive a quarterly statement of the balance credited to his Deferred Account. The Participant in this Plan shall not have any preferred claim on, or any beneficial ownership interest in, any assets of CBS on account of the benefits provided hereunder and the Participant's rights created under this Plan shall be unsecured contractual rights of the Participant against CBS.

6.   FINANCIAL HARDSHIP PAYMENTS
     In the event of a severe financial hardship occasioned by an
emergency, including, but not limited to, illness, disability, or personal injury sustained by the Participant or a member of the Participant's immediate family, the Participant may apply to receive a distribution earlier than initially elected. The Committee may, in its sole discretion, either approve or deny the request. The determination made by the Committee will be final and binding on all parties. If the request is granted, the payments will be accelerated only to the extent reasonably necessary to alleviate the financial hardship.

7.   DEATH OF PARTICIPANT
     If the Participant's death occurs before a full distribution of the amounts credited to the Participant's Deferred Account is made, a lump sum payment shall be made to the beneficiary designated by the Participant to receive such amounts. This payment shall be made as soon as practicable following notification that death has occurred, but no earlier than the first business day of the calendar year following that in which the death occurred. In the absence of any such designation, payment shall be made to the personal representative, executor or administrator of the Participant's estate.

8.   IMPACT ON OTHER BENEFIT PLANS
     Retirement benefits under the CBS Pension Plan maintained by
CBS are based upon earnings actually paid to the Participant during any given Plan Year, provided that under current law no more than $150,000 (as indexed for cost-of-living increases pursuant to the relevant provisions of the Code) of actual compensation may be taken into account in any plan year. If the Participant terminates employment with a right to a vested benefit under the CBS Pension Plan, and if the actual income for pension purposes were reduced because of a deferral under this Plan, CBS will provide a supplemental pension (payable pursuant to the Supplemental Executive Retirement Plan) equal to the difference between the actual benefit payable from the CBS Pension Plan (or the Supplemental Executive Retirement Plan) and the benefit that such Participant would have received had income not been deferred. If such a supplemental benefit is due, such benefit shall be subject to all of the provisions and be made in accordance with the terms and conditions of the Supplemental Executive Retirement Plan.

9.   NON-ASSIGNABILITY OF INTEREST
     The interest herein and the right to receive distributions under this Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or the Participant becomes bankrupt, the interests of the Participant under the Plan may be terminated by the Committee,
which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such Participant or make any other disposition of such interests that it deems appropriate.

10.  SOURCE OF PAYMENTS
     CBS will pay all benefits arising under the Plan and all costs, charges, and expenses relating thereto out of its general assets. Nothing in this Plan shall be interpreted or construed to require CBS in any manner to fund any obligation to the Participant hereunder. Nothing contained in this Plan nor any action taken hereunder shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between CBS and the Participants. Notwithstanding the foregoing, CBS shall establish a trust (known as a "rabbi trust") to hold funds intended to provide benefits hereunder and the assets of such trust shall be subject to the claim of the general creditors of CBS in the event of bankruptcy or insolvency of CBS.

11.  AMENDMENTS TO PLAN
     CBS reserves the right to suspend, amend, or otherwise modify or terminate this Plan at any time, without notice. However, this Plan may not be suspended, amended, otherwise modified, or terminated after a Change of Control without the written consent of the Participant. A "Change of Control" shall
mean the approval by CBS shareholders of a "Business Combination Transaction," the expiration of an "Offer," the occurrence of a "Concentration of Equity Ownership," or a change during a two-year period in the majority of the Corporation's directors unless each new director was elected by two-thirds of the directors still in office who were in office at the start of that period. "Business Combination Transaction" means one of the following transactions which has been approved by CBS shareholders: the sale of all or substantially all of the Corporation's assets, the adoption of a plan for its liquidation or dissolution, or a consolidation or merger following which the shareholders of CBS do not have the same proportionate ownership of common stock of the surviving corporation as they did of CBS immediately prior thereto. "Offer" means a tender offer or exchange offer after the consummation of which the offeror is the beneficial owner of more than 25% of the Corporation's voting stock, including at least some shares of common stock purchased in such offer. "Concentration of Equity Ownership" means the acquisition by any person of more than 25% of the Corporation's voting stock.

12.  EFFECTIVE DATE AND PLAN YEAR
     This Plan shall become effective as of January 1, 1995. It shall operate on a calendar year basis thereafter.

            TRUST UNDER THE TISCH DEFERRED COMPENSATION  PLAN


  (A) This Agreement made this 18th day of January, 1995 by and between CBS Inc.(Company) and Merrill Lynch Trust Company of
America, an Illinois corporation (Trustee).

  (B) WHEREAS, Company has adopted the nonqualified deferred compensation Plan as listed in Appendix A.

  (C) WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individual participating in such Plan.

  (D) WHEREAS, Company wishes to establish a trust (hereinafter called Trust ) and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company s creditors in the event of the Company s Insolvency, as herein defined, until paid to the Plan participant and his beneficiaries in such manner and at such times as specified in the Plan;

  (E) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for the purposes of Title I of the Employee Retirement Income Security Act of 1974;

  (F) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

  NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                    SECTION 1. Establishment of Trust

  (A) Company hereby deposits with Trustee in trust $1,000
(insert amount deposited), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

  (B) The Trust hereby established shall be irrevocable.

  (C) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I,

subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

  (D) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of the Plan participant and general creditors as herein set forth. The Plan participant and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Plan participant and his beneficiaries against Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

  (E) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor the Plan participant or beneficiary shall have any right to compel such additional deposits.

         SECTION 2. Payments to The Plan Participant and His
                            Beneficiaries

  (A) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the Plan participant (and his beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amount so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. The Payment Schedule shall be delivered to Trustee not more than (30) business days nor fewer than (15) business days prior to the first date on which a payment is to be made to the Plan participant. Any change to a Payment Schedule shall be delivered to Trustee not more than (30) days nor fewer than (15) days prior to the date on which the first payment is to be made in accordance with the changed Payment Schedule. Except as otherwise provided herein, Trustee shall make payments to the Plan participant and his beneficiaries in accordance with such Payment Schedule. The Trustee shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of

benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company. Company shall on a timely basis provide Trustee specific information as to the amount of taxes to be withheld and Company shall be obligated to receive such withheld taxes from Trustee and properly pay and report such amounts to the appropriate taxing authorities.

  (B) The entitlement of the Plan participant or his beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.
  (C) Company may make payment of benefits directly to the Plan participant or his beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the participant or his beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

  (D) Trustee shall have no responsibility to determine whether the Trust is sufficient to meet the liabilities under the Plan, and shall not be liable for payments or Plan liabilities in excess of the value of the Trust's assets.

       SECTION 3. Trustee Responsibility Regarding Payments to
             Trust Beneficiary When Company is Insolvent.

  (A) Trustee shall cease payment of benefits to the Plan participant and his beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

  (B) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

       (1) The Board of Directors of Company shall have the

duty to inform Trustee in writing of Company's Insolvency.
If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Plan participant or his beneficiaries.

       (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

       (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to the Plan participant or his beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Plan participant or his beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

       (4) Trustee shall resume the payment of benefits to the Plan participant or his beneficiaries in accordance with
Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

  (C) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(B) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Plan participant or his beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Plan participant or his beneficiaries by Company in lieu of payments provided for hereunder during any such period of discontinuance; provided that Company has given Trustee information with respect to such payments made during the period of discontinuance prior to resumption of payments by the Trustee.

                    SECTION 4. Payments to Company

Except as provided in Section 3 hereof, after the Trust has

become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Plan participant and his beneficiaries pursuant to the terms of the Plan.

                   SECTION 5. Investment Authority

In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee, and shall in no event be exercisable by or rest with the Plan participant.

               SECTION 5A. Trustee s Investment Powers

The Trustee shall have the power to invest and reinvest the Fund solely in a money market fund, to wit: Merrill Lynch
Institutional Money Market Fund.

                   SECTION 6. Disposition of Income

  (A) During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

                   SECTION 7. Accounting by Trustee

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 45 days following the close of each calendar year and within 45 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Trustee may

satisfy its obligation under this Section 7 by rendering to Company monthly statements setting forth the information required by this Section separately for the month covered by the statement.

                 SECTION 8. Responsibility of Trustee

  (A) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan(s) or this Trust and is given in writing by Company. Trustee shall also incur no liability to any person for any unreasonable failure to act in the absence of direction, request or approval from the Company which is reasonably contemplated by, and in reasonable conformity with, the terms of this Trust. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

  (B) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify against Trustee s costs, expenses and liabilities (including, without limitation, attorney s fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

  (C) Company hereby indemnifies Trustee and each of its affiliates (collectively, the "Indemnified Parties") against, and shall hold them harmless from, any and all loss, claims, liability, and expense, including reasonable attorneys' fees, imposed upon or incurred by any Indemnified Party as a result of any acts taken, in accordance with the directions from the Company or any designee of the Company, or by reason of the Indemnified Party's good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust, the Company's obligations in the foregoing regard to be satisfied promptly by the Company, provided that in the event the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the negligence or misconduct of the Trustee,

Trustee shall promptly on request thereafter return to the Company, with interest at the Prime Rate as determined by Chemical Bank, any amount previously received by the Trustee under this Section with respect to such loss, claim, liability or expense.

  (D) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

  (E) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

  (F) Trustee shall have, without exclusion, all powers conferred on Trustee by applicable law, unless expressly provided otherwise herein, provided.

  (G) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trustee the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

           SECTION 9. Compensation and Expenses of Trustee

Company shall pay all administrative and Trustee s fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

            SECTION 10. Resignation and Removal of Trustee

  (A) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

  (B) Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by Trustee.

  (C) Upon a Change of Control, as defined herein, Trustee may not be removed by Company for 5 years.

  (D) If Trustee resigns within 5 years after a Change of Control, as defined herein, Company shall apply to a court of competent jurisdiction for the appointment of a successor

Trustee or for instructions.

  (E) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit, provided that Trustee is provided assurance by Company satisfactory to Trustee that all fees and expenses reasonably anticipated will be paid.

  (F) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date or resignation or removal under paragraph(s)
(A) (or (B) of this Section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

  (G) Upon settlement of the account and transfer of the Trust assets to the successor Trustee, all rights and privileges under this Trust Agreement shall vest in the successor Trustee and all responsibility and liability of Trustee with respect to the Trust and assets thereof shall terminate subject only to the requirement that Trustee execute all necessary documents to transfer the Trust assets to the successor Trustee.

                 SECTION 11. Appointment of Successor

  (A) If Trustee resigns or is removed in accordance with
Section 10(A) or (B) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal.
The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

 (B) The successor Trustee need not examine the records and act of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof.
The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from

any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

                 SECTION 12. Amendment or Termination

  (A) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable, after it has been irrevocable in accordance with Section 1(B) hereof.

  (B) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan unless sooner revoked in accordance with Section 1(B) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

  (C) Upon written approval of the participant or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

  (D) Sections 1 to 14 of this Trust Agreement may not be amended by Company for 5 years following a Change of Control as defined herein.

                      SECTION 13. Miscellaneous

  (A) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

  (B) Benefits payable to the Plan participant and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

  (C) This Trust Agreement shall be governed by and construed in accordance with the laws of the state in which Trustee is incorporated as set forth above.

  (D) For purposes of this Trust, Change of Control shall mean the approval by CBS shareholders of a Business

Combination Transaction, the expiration of an Offer, the occurrence of a Concentration of Equity Ownership, or a change during a two-year period in the majority of the Corporation s directors unless each new director was elected by two-thirds of the directors still in office who were in
office at the start of that period.   Business Combination
Transaction means one of the following transactions which has been approved by CBS shareholders: the sale of all or substantially all of the Corporation s assets, the adoption of a plan for its liquidation or dissolution , or a consolidation or merger following which the shareholders of CBS do not have the same proportionate ownership of common stock of the surviving corporation as they did of CBS
immediately prior thereto.   Offer  means a tender offer or
exchange offer after the consummation of which the offeror is the beneficial owner of more than 25% of the Corporation s voting stock, including at least some shares of common stock
purchased in such offer.   Concentration of Equity Ownership
means the acquisition by any person of more than 25% of the Corporation s voting stock.

                      SECTION 14. Effective Date

The effective date of this Trust Agreement shall be January 1, 1995.


                           CBS INC.
                           (Company)

                           By:/s/LOUIS J. RAUCHENBERGER, JR.

                           Title:  Vice President and
                                   Treasurer


MERRILL LYNCH TRUST COMPANY OF AMERICA
(Trustee)

By:/s/CHRIS ROSIN

Title:  Trust Officer




                               APPENDIX A


Name of Non-Qualified Deferred Compensation Plan:

The Tisch Deferred Compensation Plan